EXECUTION VERSION

AMENDMENT NO. 9 TO CREDIT AGREEMENT
AMENDMENT NO. 9 TO CREDIT AGREEMENT (this “Amendment”), dated as of August 6, 2019, is entered into among BIO-REFERENCE LABORATORIES, INC., a New Jersey corporation (“Company”), the Subsidiary Borrowers party hereto (“Subsidiary Borrowers,” and together with Company, each a “Borrower” and, collectively, the “Borrowers”), the other Loan Parties party hereto, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as the administrative agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H :
WHEREAS, the Borrowers, the other Loan Parties party thereto, the Lenders party thereto, and the Administrative Agent have executed and delivered that certain Credit Agreement dated as of November 5, 2015, as amended by Amendment No. 1 to Credit Agreement dated as of February 29, 2016, as amended by Amendment No. 2 to Credit Agreement dated as of September 26, 2016, as amended by Amendment No. 3 to Credit Agreement dated as of March 17, 2017, as amended by Amendment No. 4 to Credit Agreement dated as of August 7, 2017, as amended by Amendment No. 5 to Credit Agreement dated as of November 8, 2017, as amended by Amendment No. 6 to Credit Agreement dated as of December 22, 2017, as amended by Waiver Under and Amendment No. 7 to Credit Agreement dated as of February 28, 2018, and as amended by Amendment No. 8 to Credit Agreement dated as of February 26, 2019 (as further amended, restated, supplemented, or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”); and

WHEREAS, the Borrowers have requested that the Lenders and the Administrative Agent make certain amendments to the Credit Agreement, and the Lenders party hereto, constituting all Lenders under the Credit Agreement, have agreed to such amendments, subject to the terms and conditions hereof.
NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, each of the Borrowers, the other Loan Parties, the Lenders and the Administrative Agent hereby covenant and agree as follows:
SECTION 1. Definitions. Unless otherwise specifically defined herein, each term used herein (and in the recitals above) which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. As of the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement, as amended hereby.
SECTION 2.     Amendment to Credit Agreement. Effective upon the satisfaction of the conditions precedent set forth in Section 3, the Credit Agreement is hereby amended as follows:
(a)     Section 1.01 of the Credit Agreement is hereby amended by adding the following definition of “Amendment No. 9 Effective Date” in appropriate alphabetical order:

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“Amendment No. 9 Effective Date” means August 6, 2019.
(b)     Each of the following definitions in Section 1.01 of the Credit Agreement is hereby amended so that it reads, in its entirety, as follows:
“Dominion Period” means, on and after the Amendment No. 9 Effective Date, (a) any period during which any Event of Default has occurred and is continuing or (b) any period (i) commencing at any time when FCCR Availability shall be less than 10.0% of the Aggregate Revolving Commitment under this clause (b), for a period of at least five (5) consecutive Business Days, and (ii) ending when (y) FCCR Availability shall have been greater than 10.0% of the Aggregate Revolving Commitment for a period of sixty (60) consecutive days and (z) the Fixed Charge Coverage Ratio as of the last day of the most recently ended fiscal quarter is not less than 1.0 to 1.0.
“FCCR Availability” means, at any time on and after the Amendment No. 9 Effective Date, an amount equal to the sum of (a) the lesser of (i) the Aggregate Revolving Commitment and (ii) the Borrowing Base (provided, however, for the purposes of calculating FCCR Availability for Section 6.12 only, the $5,000,000 Reserve imposed by the Administrative Agent prior to the Amendment No. 9 Effective Date which is applicable to all Borrowing Base Certificates delivered on and after January 2019 shall be disregarded) plus (b) Qualified Cash in an amount approved by the Administrative Agent in its sole discretion not to exceed $5,000,000 minus (c) the Aggregate Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings), all as determined by the Administrative Agent in its Permitted Discretion in accordance with this Agreement.
“Increased Reporting Period” means, on and after the Amendment No. 9 Effective Date, any period (a) commencing either (i) on the date on which the Administrative Agent sends notice to the Borrower (which notice may be provided via e-mail in accordance with Section 9.01) that Modified Availability has been less than 15% of the Aggregate Revolving Commitment for a period of five (5) consecutive Business Days, or (ii) upon the occurrence and continuance of an Event of Default, and (b) ending on the date on which Modified Availability has been equal to or greater than 15% of the Aggregate Revolving Commitment for a period of ten (10) consecutive days, so long as no Event of Default is in existence.
“Modified Availability” means, at any time on and after the Amendment No. 9 Effective Date, an amount equal to the sum of (a) the lesser of (i) the Aggregate Revolving Commitment and (ii) the Borrowing Base plus (b) Qualified Cash in an amount not to exceed $7,500,000 minus (c) the Aggregate Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings), all as determined by the Administrative Agent in its Permitted Discretion in accordance with this Agreement.
(c)     Section 6.12 of the Credit Agreement is hereby amended so it reads, in its entirety, as follows:
Section 6.12    Fixed Charge Coverage Ratio. The Borrowers will not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter, commencing with the fiscal quarter ending immediately preceding the date on which the Borrowers’ FCCR Availability is less than 10.0% of the Aggregate Revolving Commitment, to be less than 1.0 to 1.0. Once such covenant is in effect, compliance with the covenant will be discontinued, so long as no Event of Default shall have occurred and be continuing: (i) on the day immediately succeeding the last day of the fiscal quarter which includes the 30th consecutive day on which the Borrowers’ FCCR Availability remains in excess of 10.0% of the Aggregate Revolving Commitment, and (ii) no more than three (3) times in any period of twelve (12) consecutive months. Notwithstanding anything in this Section 6.12 to the contrary,

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compliance with the foregoing covenant will not be tested for the fiscal quarter ending (i) June 30, 2019 and (ii) September 30, 2019, so long as, in the case of clause (ii), (A) no Event of Default shall have occurred and be continuing and (B) the Borrowers’ FCCR Availability shall have been in excess of 10.0% of the Aggregate Revolving Commitment for the 30 consecutive day period ending on September 30, 2019.
SECTION 3.     Conditions Precedent. This Amendment shall become effective on the date the following conditions precedent shall have been satisfied:
(a)     receipt by the Administrative Agent of signatures to this Amendment from the parties listed on the signature pages hereto; and
(b)     the Administrative Agent shall have received from the Borrowers (or the Administrative Agent shall be satisfied with arrangements made for the payment thereof) all other costs, fees, and expenses owed by the Borrowers to the Administrative Agent in connection with this Amendment, including, without limitation, reasonable attorneys’ fees and expenses, in accordance with Section 9.03 of the Credit Agreement.
SECTION 4.     Miscellaneous.
(a)     Representations and Warranties. To induce the Administrative Agent and Lenders to enter into this Amendment, the Borrowers hereby represent and warrant to the Administrative Agent and the Lenders that all representations and warranties of the Borrowers contained in Article III of the Credit Agreement or any other Loan Document are true and correct in all material respects with the same effect as though made on and as of the date hereof (except with respect to representations and warranties made as of an expressed date, which representations and warranties are true and correct in all material respects as of such date).
(b)     No Offset. To induce the Administrative Agent and Lenders to enter into this Amendment, the Borrowers hereby acknowledge and agree that, as of the date hereof, and after giving effect to the terms hereof, there exists no right of offset, defense, counterclaim, claim, or objection in favor of the Borrowers or arising out of or with respect to any of the loans or other obligations of the Borrowers owed by the Borrowers under the Credit Agreement or any other Loan Document.
(c)     Loan Document. The parties hereto hereby acknowledge and agree that this Amendment is a Loan Document.
(d)     Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding, and enforceable obligations of the Borrowers, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(e)     No Novation or Mutual Departure. The Borrowers expressly acknowledge and agree that (i) this Amendment does not constitute or establish, a novation with respect to the Credit

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Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than with respect to the amendments set forth in Section 2 above, and (ii) nothing in this Amendment shall affect or limit the Administrative Agent’s or any Lender’s right to (x) demand payment of the Obligations under, or demand strict performance of the terms, provisions and conditions of, the Credit Agreement and the other Loan Documents (in each case, as amended), as applicable, (y) exercise any and all rights, powers, and remedies under the Credit Agreement or the other Loan Documents (in each case, as amended hereby) or at law or in equity, or (z) do any and all of the foregoing, immediately at any time during the occurrence of an Event of Default and in each case, in accordance with the terms and provisions of the Credit Agreement and the other Loan Documents (in each case, as amended hereby).
(f)     Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. This Amendment may be executed by each party on separate copies, which copies, when combined so as to include the signatures of all parties, shall constitute a single counterpart of this Amendment.
(g)     Fax or Other Transmission. Delivery by one or more parties hereto of an executed counterpart of this Amendment via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) shall have the same force and effect as the delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Amendment.
(h)     Recitals Incorporated Herein. The preamble and the recitals to this Amendment are hereby incorporated herein by this reference.
(i)     Section References. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.
(j)     Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York, but giving effect to federal laws applicable to national banks.
(k)     Severability. Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.
(l)     Reaffirmation of Loan Parties. Each Loan Party (i) consents to the execution and delivery of this Amendment, (ii) reaffirms all of its obligations and covenants under the Loan Documents (including, without limitation, the Collateral Documents and the Loan Guaranty) to

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which it is a party, and (iii) agrees that, except to the extent amended hereby, none of its respective obligations and covenants under the Loan Documents shall be reduced or limited by the execution and delivery of this Amendment.
[SIGNATURES ON FOLLOWING PAGES.]

IN WITNESS WHEREOF, the Borrowers, the other Loan Parties, the Administrative Agent and the Lenders have caused this Amendment to be duly executed by their respective duly authorized officers as of the day and year first above written.
BORROWERS:
BIO-REFERENCE LABORATORIES, INC.
GENEDX, INC.
FLORIDA CLINICAL LABORATORY, INC.
MERIDIAN CLINICAL LABORATORY CORP.
By: /s/Adam Logal
Name: Adam Logal
Title: Vice President

OTHER LOAN PARTIES:
CAREEVOLVE.COM, INC.
BRLI-GENPATH DIAGNOSTICS, INC.
GENEDX MENA LLC
By: /s/Adam Logal
Name: Adam Logal
Title: Vice President

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JPMORGAN CHASE BANK, N.A.,
Individually as a Lender and as Administrative Agent, Issuing Bank and Swingline Lender

By: /s/Antje Focke
Name: Antje Focke
Title: Executive Director

[BRLI – Amendment No. 9 to Credit Agreement]